Exhibit 21

Subsidiaries of MGM Resorts International

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
Blue Tarp reDevelopment, LLC	Massachusetts	(1)
MGM Springfield reDevelopment, LLC	Massachusetts	100%
Destron, Inc.	Nevada	100%
MGM Grand (International), Pte Ltd.	Singapore	100%
MGM Resorts International Marketing, Inc.	Nevada	100%
MGM Resorts International Marketing, Ltd.	Hong Kong	100%
Sanya Investments Ltd.	Hong Kong	100%
Las Vegas Arena Management, LLC	Nevada	100%
M3 Nevada Insurance Company	Nevada	100%
Mandalay Resort Group	Nevada	100%
550 Leasing Company I, LLC	Nevada	100%
550 Leasing Company II, LLC	Nevada	100%
Circus Circus Casinos, Inc., dba Circus Circus Hotel and Casino-Las Vegas, dba Circus Circus Hotel, and dba Casino-Reno and Slots-A-Fun Casino	Nevada	100%
Diamond Gold, Inc.	Nevada	100%
Galleon, Inc.	Nevada	100%
Mandalay Corp., dba Mandalay Bay Resort and Casino	Nevada	100%
Mandalay Employment, LLC	Nevada	100%
Mandalay Place	Nevada	100%
MGM Resorts Festival Grounds, LLC	Nevada	100%
MGM Resorts Festival Grounds II, LLC	Nevada	100%
MGM Resorts Mississippi, Inc., dba Gold Strike Casino Resort	Mississippi	100%
M.S.E. Investments, Incorporated (“MSE”)	Nevada	100%
Jean Development Company, LLC, dba Gold Strike Hotel and Gambling Hall	Nevada	100%
Jean Development North, LLC	Nevada	(2)
Jean Development West, LLC	Nevada	(3)
Jean Fuel Company West, LLC dba Nevada Landing Auto Plaza	Nevada	100%
Nevada Landing Partnership	Illinois	(4)
Railroad Pass Investment Group, LLC, dba Railroad Pass Hotel and Casino	Nevada	100%
Gold Strike Fuel Company, LLC dba Gold Strike Auto & Truck Plaza	Nevada	100%
Gold Strike L.V.	Nevada	(5)
Victoria Partners, dba Monte Carlo Resort and Casino	Nevada	(6)
Arena Land Holdings, LLC	Nevada	100%
New York-New York Tower, LLC	Nevada	100%
Park District Holdings, LLC	Nevada	100%
New Castle Corp., dba Excalibur Hotel and Casino	Nevada	100%
Ramparts, Inc., dba Luxor Hotel and Casino	Nevada	100%
Vintage Land Holdings, LLC	Nevada	100%
Metropolitan Marketing, LLC	Nevada	100%
MMNY Land Company, Inc.	New York	100%
MGM Grand Detroit, Inc.	Delaware	100%
MGM Grand Detroit, LLC, dba MGM Grand Detroit	Delaware	(7)
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	Nevada	100%
Grand Laundry, Inc.	Nevada	100%
MGM Grand Condominiums, LLC	Nevada	100%
MGM Grand Condominiums II, LLC	Nevada	100%
MGM Grand Condominiums III, LLC	Nevada	100%
Tower B, LLC	Nevada	100%
Tower C, LLC	Nevada	100%
MGM Hospitality, LLC	Nevada	100%
MGM Hospitality Holdings, LLC	Dubai	100%
MGM Hospitality Development, LLC	Dubai	100%
MGM Hospitality Management, LLC	Abu Dhabi	100%
MGM Hospitality International Holdings, Ltd.	Isle of Man	100%
MGM Resorts China Holdings Limited	Hong Kong	100%
MGM (Beijing) Hospitality Services, Ltd.	Beijing	100%

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
MGM Asia Pacific Holdings Limited	Hong Kong	100%
MGM China Holiday (Hangzhou Bay) Holdings Limited	Hong Kong	100%
MGM (HK) Cruise Investment Holdings Limited	Hong Kong	100%
MGM Hospitality India Private, Ltd.	India	100%
MGM International, LLC	Nevada	100%
MGM Resorts International Holdings, Ltd.	Isle of Man	100%
MGM China Holdings, Ltd.	Cayman Islands	(8)
MGM Resorts Club Holdings, Ltd.	Hong Kong	100%
MGM Resorts International Holdings II, Ltd. MGM Resorts Japan, LLC	Isle of Man Japan	100% 100%
MGM Resorts West Japan, LLC	Japan	100%
MGM National Harbor, LLC	Nevada	100%
MGM Resorts Advertising, Inc.	Nevada	100%
VidiAd	Nevada	100%
MGM Resorts Aircraft Holdings, LLC	Nevada	100%
MGM Resorts Arena Holdings, LLC	Nevada	100%
MGM Resorts Canada, Inc.	NB, Canada	100%
MGM Resorts Development, LLC	Nevada	100%
MGM Resorts International Global Gaming Development, LLC	Nevada	100%
MGM Resorts International Operations, Inc.	Nevada	100%
MGM Resorts Land Holdings, LLC	Nevada	100%
MGM Resorts Macao, LLC	Nevada	100%
MGM Grand (Macao) Limited	Macau	100%
MGM Resorts Limited, LLC	Nevada	100%
Inspired, LLC	Maryland	100%
MGM Resorts Tier 1 Sub B, LLC	Nevada	100%
MGM Resorts Management and Technical Services, LLC	Nevada	100%
MGM Resorts Online, LLC	Nevada	100%
MGM Resorts Regional Operations, LLC MGM Resorts Retail	Nevada Nevada	100% 100%
OE Pub, LLC	Nevada	100%
MGM Resorts Sub 1, LLC MGM Resorts Sub 2, LLC MGM Resorts Sub 3, LLC MGM Resorts Sub 4, LLC MGM Resorts Sub 5, LLC MGM Springfield, LLC	Nevada Nevada Nevada Nevada Nevada Massachusetts	100% 100% 100% 100% 100% 100%
MGMM Insurance Company	Nevada (insurance)	100%
Mirage Resorts, Incorporated	Nevada	100%
AC Holding Corp.	Nevada	100%
AC Holding Corp. II	Nevada	100%
Beau Rivage Resorts, Inc., dba Beau Rivage	Mississippi	100%
Bellagio, LLC, dba Bellagio	Nevada	100%
Bella Lounge, LLC	Nevada	(9)
Bungalow, Inc.	Mississippi	100%
LV Concrete Corp.	Nevada	100%
MAC, CORP.	New Jersey	100%
MGM Resorts Aviation Corp.	Nevada	100%
MGM Resorts Corporate Services	Nevada	100%
MGM Resorts International Design	Nevada	100%
MGM Resorts Manufacturing Corp.	Nevada	100%
MH, Inc., dba Shadow Creek	Nevada	100%
M.I.R. Travel	Nevada	100%
The Mirage Casino-Hotel, dba The Mirage	Nevada	100%
Mirage Laundry Services Corp.	Nevada	100%
Mirage Leasing Corp.	Nevada	100%
350 Leasing Company I, LLC	Nevada	100%
350 Leasing Company II, LLC	Nevada	100%
450 Leasing Company I, LLC	Nevada	100%

Subsidiary	Jurisdiction of Incorporation	Percentage Ownership
MRGS, LLC	Nevada	100%
Project CC, LLC	Nevada	100%
Aria Resort & Casino, LLC	Nevada	100%
CityCenter Facilities Management, LLC	Nevada	100%
CityCenter Realty Corporation	Nevada	100%
The Crystals at CityCenter Management, LLC	Nevada	100%
Vdara Condo Hotel, LLC	Nevada	100%
New PRMA Las Vegas, LLC	Nevada	100%
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	Nevada	100%
Vintage Land Holdings II, LLC	Nevada	100%
PRMA, LLC	Nevada	100%
PRMA Land Development Company, dba Primm Valley Golf Club	Nevada	100%
The Signature Condominiums, LLC	Nevada	100%
Signature Tower 1, LLC	Nevada	100%
Signature Tower 2, LLC	Nevada	100%
Signature Tower 3, LLC	Nevada	100%
Vendido, LLC	Nevada	100%

(1)	99% of the voting securities are owned by MGM Resorts International and 1% is owned by an unrelated third party.
(2)	The partnership interests are owned 91% by MSE and 9% by Diamond Gold, Inc.
(3)	The partnership interests are owned 92% by MSE and 8% by Diamond Gold, Inc.
(4)	The partnership interests are owned 85% by MSE and 15% by Diamond Gold, Inc.
(5)	The partnership interests are owned 97.5% by MSE and 2.5% by Diamond Gold, Inc.
(6)	The partnership interests are owned 50% by Gold Strike L.V. and 50% by MRGS, LLC.
(7)	Approximately 97% of the voting securities are owned by MGM Grand Detroit, Inc. and 3% are owned by unrelated third parties.
(8)	The partnership interests are owned 51% by MGM Resorts International and 49% owned by unrelated third parties.
(9)	Approximately 53% of the voting securities are owned by Bellagio, LLC and 47% are owned by unrelated third parties.

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